EXECUTION COPY
$8,000,000
BRIDGE LOAN AGREEMENT
by and among
DEVCON SECURITY HOLDINGS, INC.,
DEVCON SECURITY SERVICES CORP.,
COASTAL SECURITY COMPANY,
COASTAL SECURITY
SYSTEMS, INC.
and CENTRAL ONE, INC.
each as a Borrower,
and
CAPITALSOURCE FINANCE LLC,
as Lender
Dated as of November 10, 2005

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LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 5.1.6	-	CONSENTS AND APPROVALS

EXHIBITS

EXHIBIT 1.1(A)	-	ACCOUNT CONTROL AGREEMENT
EXHIBIT 1.1(C)	-	COLLATERAL ASSIGNMENT OF TELEPHONE NUMBERS
EXHIBIT 1.1(G)	-	GUARANTY
EXHIBIT 1.1(L)	-	LOCKBOX AGREEMENT
EXHIBIT 1.1(N)(1)	-	NEGATIVE PLEDGE AGREEMENT
EXHIBIT 1.1(N)(2)	-	NEGATIVE PLEDGE AGREEMENT
EXHIBIT 1.1(P)(1)	-	PLEDGE AGREEMENT
EXHIBIT 1.1(P)(2)	-	PLEDGE AGREEMENT
EXHIBIT 1.1(P)(3)	-	PLEDGE AGREEMENT
EXHIBIT 1.1(P)(4)	-	PLEDGE AGREEMENT
EXHIBIT 1.1(S)	-	SECURITY AGREEMENT
EXHIBIT 2.1	-	NOTICE OF ADVANCE

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BRIDGE LOAN AGREEMENT
     THIS BRIDGE LOAN AGREEMENT (as the same may be amended, restated, modified or supplemented from time to time, this “Agreement”) is dated as of November 10, 2005 and is made by and among DEVCON SECURITY HOLDINGS, INC., a Florida corporation (“Holdings”), DEVCON SECURITY SERVICES CORP., a Delaware corporation (“Services”), COASTAL SECURITY COMPANY, a Delaware corporation (“Coastal”), COASTAL SECURITY SYSTEMS, INC., a Delaware corporation (“Systems”), and Central One, Inc., a Florida corporation (“Central One”; together with Holdings, Services, Coastal and Systems each a “Borrower” and collectively, the “Borrowers”), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (the “Lender”).
RECITALS
     WHEREAS, the Lender, for itself and as Agent (as hereinafter defined), and the other Lenders (as defined therein) from time to time party to the Credit Agreement (as hereinafter defined) have provided a credit facility to the Borrowers pursuant to the Credit Agreement; and
     WHEREAS, the Borrowers have requested the Lender and the Lender is willing, upon the terms and conditions hereinafter set forth, to provide a $8,000,000 bridge loan facility to be used for (i) the purchase and generation of Alarm Contracts, (ii) Holdings’ acquisition of all of the capital stock of Coastal pursuant to the Coastal Purchase Agreement as of the date hereof, and (iii) for any other lawful purpose not prohibited by this Agreement; and
     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1. CERTAIN DEFINITIONS
     1.1 Certain Definitions.
          (a) Definitions Generally. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
          Account Control Agreement shall mean a tri-party account control agreement in the form of Exhibit 1.1(A) hereto among a Borrower, the Lender and each Relationship Bank, or such other form as reasonably is acceptable to Lender.
          Adelphia Purchase Agreement shall mean that certain Asset Purchase Agreement dated January 21, 2005, by and among Holdings, certain sellers party thereto, and Adelphia Communications Corporation, a Delaware corporation.
          Business Day shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Maryland.

          Closing Date shall mean the Business Day on which the Loan shall be made, which shall be on or before November 10, 2006.
          Collateral Assignment of Telephone Numbers shall mean that collateral assignment of telephone lines from Borrowers in substantially the form of Exhibit 1.1(C) hereto.
          Commitment shall mean the Lender’s commitment to make the Loan to the Borrower pursuant to Section 2.1 hereof in an aggregate principal amount up to $8,000,000.
          Commitment Fee shall mean the Bridge Loan Agreement Commitment Fee as described and defined in the Fee Letter.
          Credit Agreement shall mean the Credit Agreement, dated November ___, 2005, among the Borrowers, the Lender, for itself and as Agent, and the other Lenders (as defined therein) from time to time or party thereto, as the same may be amended, restated, modified or supplemented from time to time.
          Default shall mean any event or condition which with notice, passage of time or a determination by the Lender, or any combination of the foregoing, would constitute an Event of Default.
          Effective Date shall have the meaning given to such term in Section 6.1 hereof.
          Event of Default shall mean any of the events described in Section 8.1 hereof and referred to therein as an “Event of Default.”
          Exit Fee shall mean the Exit Fee as described and defined in the Fee Letter.
          Fee Letter shall mean that certain Fee Letter, dated the date hereof, among Lender and Borrowers, as amended in writing from time to time.
          Guaranty shall mean that certain Guaranty executed by Parent in favor of Lender substantially in the form of Exhibit 1.1(G).
          Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any official body.
          Loan Documents shall mean this Agreement, any Note, any Account Control Agreement, any Lockbox Agreement, the Collateral Assignment of Telephone Numbers, the Guaranty, the Mortgage, Negative Pledge Agreements, the Pledge Agreements, the Security Agreement, any agreements evidencing the assignment of Material Contracts, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be amended, restated, modified or supplemented from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.
          Loan shall have the meaning given to such term in Section 2.1 hereof.

          Lockbox Agreement shall mean a tri-party lockbox agreement in the form of Exhibit 1.1(L) hereto among a Borrower, the Lender and a Lockbox Bank or such other form as is acceptable to Lender.
          Maturity Date shall mean March 10, 2006.
          Mortgage shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Borrower to Lender, from time to time, with respect to any real estate owned or leased by Borrowers, all in form and substance reasonably satisfactory to Lender.
          Negative Pledge Agreement shall mean, collectively, the following: (i) the Negative Pledge Agreement executed by Antigua Masonry Products, Ltd. in favor of Lender, in substantially the form of Exhibit 1.1(N)(1); and (ii) the Negative Pledge Agreement executed by Bahamas Construction & Development Limited in favor of Lender, in substantially the form of Exhibit 1.1(N)(2).
          Note shall mean any bridge loan note of the Borrowers issued pursuant to Section 2.4 hereof evidencing the Loan together with all amendments, restatements, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.
          Notice of Advance shall have the meaning assigned to such term in Section 2.1 hereof.
          notices shall have the meaning assigned to that term in Section 9.5 hereof.
          Obligations shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Borrower to the Lender and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under this Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Borrower in bankruptcy, whether or not allowed in such case or proceeding), the Commitment Fee, the Exit Fee, other Fees, hedging obligations under swaps, caps and collar arrangements provided by Lender, expenses, in-house and external attorneys’ fees and any other sum chargeable to any Borrower under this Agreement, or any of the other Loan Documents.
          Parent shall mean Devcon International Corp., a Florida corporation.
          Pledge Agreements shall mean, collectively, the following:
          (i) the Pledge Agreement executed by the Borrowers in favor of the Lender, pledging all Stock of Services and any other Subsidiaries of any Borrowers, and all Intercompany Notes, if any, owing to or held by any of them, in substantially the form of Exhibit 1.1.P(1); and

          (ii) the Pledge Agreement executed by Parent in favor of the Lender, pledging all Stock of Holdings, in substantially the form of Exhibit 1.1(P)(2); and
          (iii) the Pledge Agreement executed by Parent in favor of the Lender, pledging all Stock of Antigua Masonry Products, Ltd., in substantially he form of Exhibit 1.1(P)(3); and
          (iv) the Pledge Agreement executed by Parent in favor of Lender, pledging all of the Stock in Bahamas Construction & Development Limited, in substantially the form of Exhibit 1.1(P)(4); and
          (v) any other pledge agreement entered into after the Closing Date by any other Person (as required by this Agreement or any other Loan Document).
          Post Closing Agreement shall have the meaning given to such term in Section 7.1.
          Prime Rate shall mean for any day, a floating rate equal to the rate publicly quoted from time to time by The Wall Street Journal as the “prime rate” (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent). Each change in any interest rate provided for in this Agreement based upon the Prime Rate shall take effect at the time of such change in the Prime Rate.
          Security Agreement shall mean the Security Agreement entered into by and among the Lender and each Borrower in substantially the form of Exhibit 1.1(S).
          (b) Credit Agreement Definitions. Subject to Section 1.1(c) hereof, in addition to words and terms defined in this Section 1.1 and elsewhere in this Agreement, the following words and terms defined in the Credit Agreement are incorporated herein by reference: “Affiliate,” “Agent,” “Alarm Contracts,” “Collateral,” “Default Rate,” “Dollars,” “$,” “Fee Letter,” “Fees,” “GAAP,” “Guaranty Obligation,” “Indebtedness,” “Intercompany Notes,” Lien,” “Lockbox Bank,” “Material Adverse Effect,” “Material Contract,” “Parent,” “Permitted Acquisition,” “Person,” “Relationship Bank,” “Stock” and “Subsidiary”.
          (c) Override of Certain Credit Agreement Definitions. For purposes of incorporation by reference into this Agreement of provisions in the Credit Agreement pursuant to Article 7, Article 8 or otherwise under this Agreement, the following terms used in the Credit Agreement shall have the following meanings:
               (i) Corresponding Terms — Different Names. The terms “Lenders,” “Required Lenders” and “Agent” in the Credit Agreement shall each refer to the “Lender” which is party to this Agreement; and
               (ii) Corresponding Terms — Same Names. The terms used in the Credit Agreement which are otherwise defined herein, including without limitation, “Account Control Agreement,” “Agreement,” “Business Day,” “Commitment,” “Commitments,” “Default,”

“Event of Default,” “Loan,” “Loans,” “Loan Documents,” “Lockbox Agreement,” “Maturity Date,” “Note,” “Notes,” “Notice of Advance,” “Obligations,” “Pledge Agreements,” “Post Closing Agreement” and “Security Agreement,” shall have the meanings given to such terms in this Agreement.
     1.2 Construction.
          The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Unless otherwise expressly stated, the rules of construction set forth in Section 1.1 of the Credit Agreement apply to this Agreement as if fully set forth herein.
     1.3 Accounting Principles.
          Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with the accounting terms and determinations set forth in Section 1.1 of the Credit Agreement.
2. LOANS
     2.1 Commitment.
          Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, the Lender agrees to make a Loan (the “Loan”) to the Borrowers on the Closing Date in such principal amount as the Borrowers shall request, up to but not exceeding the Lender’s Commitment, on notice substantially in the form of Exhibit 2.1 (the “Notice of Advance”) by the Borrowers to the Lender given no later than noon (New York time) on the date which is two (2) Business Days prior to the proposed Loan in writing (by telecopy or overnight courier) which Notice of Advance shall include the Lender’s address and the information and attachments required in such Exhibit. The Lender’s Commitment shall automatically terminate on March 10, 2006.
     2.2 Nature of Lender’s Obligations with Respect to Loan.
          The obligation of the Lender to make the Loan shall never exceed its Commitment. The Commitment is not a revolving credit commitment, and the Borrowers shall not have the right to repay and reborrow under Section 2.1 hereof.
     2.3 Fees.
          (a) Commitment Fee. The Borrowers agree to pay to the Lender the nonrefundable Commitment Fee, payable on the date of this Agreement.

          (b) Exit Fee. In addition to the Commitment Fee, the Borrowers agree to pay to the Lender the nonrefundable Exit Fee on the Maturity Date, or in the event the Loan is paid in full or the payment of the Loan is accelerated prior to the Maturity Date, then payment of the Exit Fee shall be due on such earlier date, but only if Borrowers use any of the available funds hereunder.
     2.4 Bridge Loan Note and Principal Payment.
          Sections 2.1(b) and 2.9 of the Credit Agreement is herein incorporated by reference to the same extent and effect as if such Section were set forth in full herein, together with all definitions of defined terms contained therein (except as otherwise provided in Section 1.1 hereof). The principal amount of any Note as provided for therein shall be due and payable on the Maturity Date.
     2.5 Use of Proceeds.
          The proceeds of the Loan shall be used as set forth in the second Recital hereof.
     2.6 Single Loan.
          The Loan to any or both of the Borrowers and all of the other Obligations of the Borrowers arising under this Agreement and the other Loan Documents, shall constitute one general joint and several obligation of Borrowers secured by all of the Collateral until the date on which the Loan has been repaid in full and all other Obligations, other than residual indemnity that survives payment in full of the Loan, and this Agreement and the other Loan Documents have been completely discharged. Without limiting the generality of the foregoing, Section 2.17 of the Credit Agreement shall apply to this Agreement and is hereby incorporated by reference herein to the same extent and effect as if such Section were set forth in full herein, together with all definitions of defined terms contained therein (except as otherwise provided in Section 1.1 hereof).
3. INTEREST RATES
     3.1 Interest Rate.
          The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loan at the rate per annum equal to the Prime Rate. All computations of interest based on the Prime Rate shall be made by the Lender on the basis of a 365/366-day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Prime Rate is a floating rate determined for each day. Each determination by the Lender of interest rate hereunder shall, absent manifest error, be presumptive evidence of the correctness of such rate. Notwithstanding the foregoing in this Section 3.1 or anything contained in Section 3.2 hereof, Section 2.4(g) of the Credit Agreement shall apply to this Agreement and is hereby incorporated by reference herein to the same extent and effect as if such Section were set forth in full herein, together with all definitions of defined terms contained therein (except as otherwise provided in Section 1.1 hereof).

          3.1.1. Rate Quotations.
               The Borrowers may call the Lender on or before the date on which the Notice of Advance is to be delivered to receive an indication of the Prime Rate then in effect, but it is acknowledged that such indication shall not be binding on the Lender nor affect the rate of interest which thereafter is actually in effect when the Notice of Advance is delivered or the Closing Date occurs.
          3.1.2. Change in Interest Rates.
               If the Prime Rate is increased or reduced with respect to any period for which the Borrowers have already paid interest, the Lender shall recalculate the additional interest due from or to the Borrowers and shall, within fifteen (15) Business Days after the Borrowers notify the Lender of such increase or decrease, give the Borrowers notice of such recalculation.
               3.1.2.1 Any additional interest due from the Borrowers shall be paid to the Lender on the next date on which an interest payment is due; provided, however, that if there is no amount of the Loan outstanding or if the Loan is due and payable, such additional interest shall be paid promptly after receipt of written request for payment from the Lender.
               3.1.2.2 Any interest or refund due to the Borrowers shall be credited against payments otherwise due from the Borrowers on the next interest payment due date or, if the Loan has been repaid and the Lender is no longer committed to lend under this Agreement upon receipt of written request for payment from the Borrowers containing payment instructions.
     3.2 Interest After Default.
          To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, the rate of interest for the Loan and each other Obligation hereunder if not paid when due shall bear interest at the Default Rate as determined by and payable pursuant to Section 2.4(e) of the Credit Agreement which is, together with all definitions of defined terms contained therein (except as otherwise provided in Section 1.1 hereof), incorporated by reference herein to the same extent and effect as if such Section were set forth in full herein. The Borrower acknowledges that the increase in rates referred to in this Section 3.2 reflects, among other things, the fact that the Loan or other amounts have become a substantially greater risk given their default status and that the Lender is entitled to additional compensation for such risk.
4. PAYMENTS
     4.1 Payments.
          All payments and prepayments to be made in respect of principal, interest, Commitment Fee, Exit Fee, or other fees or amounts due from the Borrowers hereunder shall be payable in accordance with Section 2.7 of the Credit Agreement which is incorporated by reference herein to the same extent and effect as of such Section were set forth in full herein, together with all definitions of defined terms contained therein (except as otherwise provided in Section 1.1 hereof), on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. The Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loan and other amounts owing under this Agreement and shall be deemed an “account stated.”
     4.2 Interest Payment Dates.
          Interest on the Loan shall be due and payable in arrears on the first day of each month after the date hereof and on the Maturity Date or upon acceleration of the Loan. Interest on the principal amount of the Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Maturity Date, upon acceleration of the Loan or otherwise).
     4.3 Right to Prepay.
          The Borrowers shall have the right at their option from time to time to prepay the Loan in whole or part without premium or penalty (except as provided below or in Section 4.4 hereof) at any time.
          All prepayment notices shall be irrevocable. The principal amount of the Loan for which a prepayment notice is given, together with interest on such principal amount shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.
     4.4 Additional Compensation in Certain Circumstances.
4.4.1.	Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.
               If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any official body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other official body:
                    (i) subjects the Lender to any tax or changes the basis of taxation with respect to this Agreement, the Loan or payments by the Borrowers of principal, interest, Fees, or other amounts due from the Borrowers hereunder (except for taxes on the overall net income of the Lender),
                    (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, the Lender, or

                    (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, the Lender, or (B) otherwise applicable to the obligations of the Lender under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon the Lender with respect to this Agreement, or the making, maintenance or funding of any part of the Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the Lender’s capital, taking into consideration the Lender’s customary policies with respect to capital adequacy) by an amount which the Lender in its sole discretion deems to be material, the Lender shall from time to time notify the Borrowers of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by the Lender to be necessary to compensate the Lender for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to the Lender ten (10) Business Days after such notice is given.
          4.4.2. Indemnity.
               In addition to the compensation required by Section 4.4.1 hereof, the Borrowers shall indemnify the Lender against all liabilities, losses or expenses (including loss of margin, and any loss or expense incurred in liquidating or employing deposits from third parties, and including fees and expenses of in-house and external counsel) which the Lender sustains or incurs as a consequence of any
                    (i) attempt by any Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notices under Section 3.1.1 hereof or notice relating to prepayments under Section 4.3 hereof, or
                    (ii) default by any Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, Fees or any other amount due hereunder.
               If the Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by the Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as the Lender shall deem reasonable) to be necessary to indemnify the Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to the Lender ten (10) Business Days after such notice is given.

5. REPRESENTATIONS AND WARRANTIES
     5.1 Representations and Warranties.
          To induce the Lender to enter into this Agreement and to make the Loan, the Borrowers, jointly and severally, represent and warrant to the Lender as follows:
          5.1.1. Representations and Warranties Under the Credit Agreement.
               Each Borrower each hereby represents and warrants that each of the representations and warranties set forth in Article 4 of the Credit Agreement is true and correct in all respects as of the date hereof and as of the Closing Date, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all respects on and as of such earlier date, which Article is hereby incorporated by reference herein to the same extent and effect as if such Article were set forth in full herein, together with all definitions of defined terms contained therein (except as otherwise provided in Section 1.1 hereof).
          5.1.2. Power and Authority.
               Each Borrower has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.
          5.1.3. Validity and Binding Effect.
               This Agreement has been duly and validly executed and delivered by each Borrower, and each other Loan Document which each Borrower is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Borrower on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Borrower which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.
          5.1.4. No Conflict.
               Neither the execution, delivery or performance of this Agreement or the other Loan Documents by any Borrower nor the consummation of the transactions herein or therein contemplated will (i) conflict with, constitute a default under or result in any breach of (A) the terms and conditions of the certificate of incorporation, bylaws, or other organizational documents of such Borrower or (B) any Law or order, writ, judgment, injunction or decree or any agreement or instrument in any material respect to which such Borrower or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or (ii) result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Borrower or any of its Subsidiaries (other than Liens granted under the Loan Documents).
          5.1.5. Use of Proceeds.
               Each Borrower intends to use the proceeds of the Loan in accordance with Section 2.5 hereof.
          5.1.6. Consents and Approvals.
               No material consent, approval, exemption, order or authorization of, or a registration or filing with, any official body or any other Person is required by any Law or any agreement in connection with the execution, delivery and performance of this Agreement and the other Loan Documents by any Borrower, except as listed on Schedule 5.1.6, all of which shall have been obtained or made on or prior to the Effective Date.
          5.1.7. No Event of Default; Compliance with Instruments.
          No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Default. No Borrower is in violation of (i) any term of its certificate of incorporation, bylaws, or other organizational documents or (ii) any Material Contract, lease or other instrument to which it is a party or by which it or any of its properties may be subject or bound that in any such case alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.
6. CONDITIONS OF CLOSING AND LENDING
     6.1 Closing Date.
          The Borrowers shall satisfy all of the following conditions on or prior to the Closing Date:
                    (i) Each Borrower and the Lender shall have executed this Agreement and shall have delivered to the Lender executed counterpart signature pages hereto;
                    (ii) there shall be delivered to the Lender a certificate of each Borrower, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of such Borrower, certifying as to all corporate action taken by such Borrower to authorize the execution and delivery of the Loan Documents, its performance of all of its agreements and obligations under each such document and any borrowings or other transactions contemplated by this Agreement;

                    (iii) the Lender shall have received a certificate of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of such Borrower executing this Agreement and each other Loan Document satisfactory in form and substance to the Lender;
                    (iv) the Lender shall have received a confirmation that the certificate of incorporation and by-laws of each Borrower delivered in connection with the Credit Agreement remain in force and effect and have not been modified, as of the Closing Date from the Secretary or an Assistant Secretary of such Borrower;
                    (v) the Lender shall have received the executed legal opinion of Akerman Senterfit, counsel to the Borrowers, dated the Closing Date, in form and substance acceptable to the Lender and its counsel regarding this Agreement and each other Loan Document;
                    (vi) the Borrowers shall have paid or caused to be paid to the Lender to the extent not previously paid the Commitment Fee, all other commitment and other fees accrued through the Closing Date and the costs and expenses for which the Lender are entitled to be reimbursed including legal fees of the Lender in connection herewith and with this Agreement;
                    (vii) the Lender shall have received the applicable Account Control Agreements, the Collateral Assignment of Telephone Numbers, the Guaranty, the applicable Lockbox Agreements, the Pledge Agreements, the Security Agreements and any Notice of Advance duly executed and delivered by the Borrowers, the Parent and the Relationship Banks, as applicable; and
                    (viii) Lender shall have received evidence of receipt by Holdings on or prior to the date hereof of not less than $10,000,000 of funded capital net cash proceeds (exclusive of any capitalization funded to or received by Holdings prior to January 15, 2005 (other than the contribution on January 14, 2005, of the deposit amount pursuant to the Adelphia Purchase Agreement, any unfunded holdback amounts which Holdings is obligated to pay with respect to acquisitions closed prior to January 15, 2005 and any capitalization funded to or received by Holdings as required by Borrowers’ existing credit facility), representing an additional infusion of capital from the Parent, to be evidenced solely by the issuance of additional shares of common stock in Holdings, all of which will be pledged to the Agent pursuant to a Pledge Agreement.
                    (ix) Lender shall have received a duly executed Mortgage covering all of the Real Estate located at 798 Airport Road, Panama City, Florida (the “Executive Office”), in form satisfactory to Lender, together with: (i) a title insurance policy satisfactory in form and substance to Lender in its sole discretion; (ii) evidence that counterparts of such Mortgage have been delivered to a title company for recordation in all places to the extent necessary or desirable, in the judgment of Lender, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on the Executive Office in favor of Lender (or in favor of such other trustee as may be required or desired under local law); and (iii) an opinion of counsel in Florida, relating to such Mortgage, in form and substance and from counsel reasonably satisfactory to Lender.
                    (x) Lender shall have received the collateral assignment of any Material Contracts that it requests.
     6.2 Borrowing Date.
          In addition to the conditions set forth in Section 6.1(a) hereof, the obligation of the Lender to make an advance of funds under the Loan shall be subject to the satisfaction of each of the following conditions precedent:
                    (i) the Lender shall have received a certificate of each Borrower, dated the borrowing date and signed by the Chief Executive Officer, President or Chief Financial Officer of such Borrower certifying and confirming, as of the Closing Date and after giving effect to the Loan, as to (A) the items set forth in clauses (ii) through and including (iv) of Section 6.1 hereof, (B) all representations and warranties set forth in Article 5 hereof are true and correct, (C) no Default or Event of Default has occurred and (D) each Borrower has performed and complied with all of the covenants and agreements set forth in this Agreement and each of the other Loan Documents;
                    (ii) all of the required deliveries and conditions pursuant to Section 3.1 and Section 3.2 of the Credit Agreement shall have been satisfied.
7. COVENANTS
     7.1 Incorporation of Covenants Under the Credit Agreement.
          The covenants and provisions contained in Section 2.5 (Cash Management Systems), Article 6 (Affirmative Covenants), Article 7 (Negative Covenants) and Article 9 (Financial Covenants) of the Credit Agreement, together with all schedules, exhibits and other documents referred to therein are incorporated herein by reference to the same extent and effect as if such Articles, schedules, exhibits and other documents were set forth in full herein, together with all definitions of defined terms contained therein (except as otherwise provided in Section 1.1 hereof). For the purposes of incorporating Section 6.10 of the Credit Agreement, the parties acknowledge that a separate Post Closing Agreement will be entered into with respect to post closing deliveries to be made by the Borrower pursuant to this Agreement (such agreement, the “Post Closing Agreement”).
     7.2 Reporting Requirements.
          The Borrowers, covenant and agree that until indefeasible payment in full of the Loan and interest thereon, satisfaction of all of the Borrowers’ other Obligations hereunder and under the other Loan Documents and termination of the Commitment, the Borrowers will furnish or cause to be furnished to the Lender, simultaneously with the delivery of any report, notice or information under the Credit Agreement, all reports, notices and information required to be furnished to the Agent and the Lenders (as defined in the Credit Agreement) pursuant to Article 5 (Financial Statements and Information) of the Credit Agreement.
8. DEFAULT
     8.1 Events of Default.
          An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):
          8.1.1. Payments Under Loan Documents.
               The Borrowers shall fail to pay (i) any principal of the Loan (including scheduled installments, mandatory prepayments or the payment due on the Maturity Date), when such principal is due hereunder or (ii) any interest on the Loan, or any Fees hereunder or under the other Loan Documents within three (3) Business Days after such interest or other Fees becomes due in accordance with the terms hereof or thereof or (iii) the Lender for any expense reimburseable hereunder or under any other Loan Document within ten (10) Business Days following the Lender’s written demand for such payment or reimbursement; or
          8.1.2. Incorporation by Reference.
               Any “Event of Default” shall occur under Article 10 of the Credit Agreement, which Article together with all other provisions of the Credit Agreement referred to therein are hereby incorporated herein by reference to the same extent and effect as if such Article and other provisions were set forth in full herein, together with all definitions of defined terms contained therein (except as otherwise provided in Section 1.1 hereof); or
          8.1.3. Loan Document Unenforceable.
               Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby.
     8.2 Consequences of Event of Default.
          In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Lender shall have all of the rights and remedies under the Credit Agreement (which rights and remedies are incorporated herein by reference) and under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Lender may exercise all post-Default rights granted to the Agent under the Loan Documents or applicable Law. If an Event of Default shall occur and be continuing, the Lender and any Subsidiary or Affiliate of the Lender or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to any Borrower, to set-off against and apply to the then unpaid balance of all the Loan and all other Obligations of the Borrowers hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, any Borrower by the Lender or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by any Borrower for its own account (but not including funds held in custodian or trust accounts) with the Lender or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not the Lender shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of any Borrower is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty Obligation or any other security, right or remedy available to the Lender.
9. MISCELLANEOUS
     9.1 Modifications, Amendments or Waivers.
          The Lender and the Borrowers may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lender or the Borrowers hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Borrowers hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind the Lender and the Borrowers.
     9.2 No Implied Waivers; Cumulative Remedies; Writing Required.
          No course of dealing and no delay or failure of the Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Lender under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     9.3 Reimbursement and Indemnification of Lender by the Borrowers; Taxes.
          (a) Each Borrower, jointly and severally, agrees unconditionally upon demand to pay or reimburse to the Lender and to save the Lender harmless against (i) liability for the payment of all out-of-pocket costs, expenses and disbursements (including fees and expenses of in-house and external counsel), incurred by the Lender (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Lender hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Lender’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Each Borrower, jointly and severally, agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Lender to be payable in connection with this Agreement or any other Loan Document, and each Borrower, jointly and severally, agrees unconditionally to save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.
          (b) Nothing herein shall limit the generality of Section 2.10(a) and Section 2.12 of the Credit Agreement which Sections are incorporated by reference herein to the same extent and effect as if such Sections were set forth in full herein, together with all definitions of defined terms contained therein (except as otherwise provided in Section 1.1 hereof).
     9.4 Holidays.
          Whenever payment of the Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loan shall be due on the Business Day preceding the Maturity Date if the Maturity Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loan) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

     9.5 Notices.
          Except as otherwise provided herein, all notices, requests, demands, directions and other communications (as used in this Section 9.5, collectively referred to as “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be in writing and will be deemed given as set forth in Section 13.10 (Notices) of the Credit Agreement which Section is hereby incorporated herein by reference to the same extent and effect as if such Section were set forth in full herein, together with all definitions of defined terms contained therein (except as otherwise provided in Section 1.1 hereof).
     9.6 Severability.
          The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
     9.7 Governing Law.
          This Agreement shall be deemed to be a contract under the Laws of the State of Maryland and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of Maryland without regard to its conflict of laws principles.
     9.8 Prior Understanding.
          This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.
     9.9 Duration; Survival.
          All representations and warranties of the Borrowers contained herein or made in connection herewith shall survive the making of the Loan and shall not be waived by the execution and delivery of this Agreement, any investigation by the Borrowers, the making of the Loan, or payment in full of the Loan. All covenants and agreements of the Borrowers contained in Section 7 hereof shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow hereunder and until termination of the Commitment and indefeasible payment in full of the Loan. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in any Note, Section 4 and Section 9.3 hereof, shall survive payment in full of the Loan and termination of the Commitment.

     9.10 Successors and Assigns.
          This Agreement shall be binding upon and shall inure to the benefit of the Lender, the Borrowers and their respective successors and assigns, except that the Borrowers may not assign or transfer any of its rights and Obligations hereunder or any interest herein. The Lender may, at its own cost, make assignments of or sell participations in all or any part of its Commitment and the Loan made by it to one or more banks or other entities, including without limitation its Affiliates or lenders.
     9.11 Counterparts.
          This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.
     9.12 Lender’s Consent.
          Whenever the Lender’s consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.
     9.13 Exceptions.
          The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.
     9.14 CONSENT TO FORUM; WAIVER OF JURY TRIAL.
          EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN MARYLAND, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWERS AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER AND THE BORROWERS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF MARYLAND AND; PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR

OF LENDER. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION THAT SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN SECTION 9.5 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER’S ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.
[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWERS:

DEVCON SECURITY HOLDINGS, INC.

By:	/s/ Stephen J. Ruzika

Name:	Stephen J. Ruzika
Title:	President & CEO

DEVCON SECURITY SERVICES CORP.

By:	/s/ Stephen J. Ruzika

Name:	Stephen J. Ruzika
Title:	President & CEO

COASTAL SECURITY COMPANY

By:	/s/ Stephen J. Ruzika

Name:	Stephen J. Ruzika
Title:	President & CEO

COASTAL SECURITY SYSTEMS, INC.

By:	/s/ Stephen J. Ruzika

Name:	Stephen J. Ruzika
Title:	President & CEO

CENTRAL ONE, INC.

By:	/s/ Stephen J. Ruzika

Name:	Stephen J. Ruzika
Title:	President & CEO
[Signature Page One to Bridge Loan]

LENDER:

CAPITALSOURCE FINANCE LLC

By:	/s/ William L. Polk, Jr.

Name:	William L. Polk, Jr.
Title:	Managing Director
[Signature Page Two to Bridge Loan]